UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K regarding the DDTL Facility, as defined below, is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 20, 2023, Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp. and referred to herein as the “Registrant”) distributed approximately 67% of the issued and outstanding shares of the common stock of Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc. and referred to herein as “MSG Entertainment”) to its stockholders (the “Distribution”). MSG Entertainment owns, directly or indirectly, the live entertainment and booking businesses previously owned and operated by the Registrant (collectively, the “Spinco Business”). In the Distribution, (a) each holder of the Registrant’s Class A common stock, par value $0.01 per share, received one share of MSG Entertainment Class A common stock, par value $0.01 per share (“MSG Entertainment Class A Common Stock”), for every share of the Registrant’s Class A common stock held of record as of the close of business, New York City time, on April 14, 2023 (the “Record Date”) and (b) each holder of the Registrant’s Class B common stock, par value $0.01 per share, received one share of MSG Entertainment Class B common stock, par value $0.01 per share, for every share of the Registrant’s Class B common stock held of record as of the close of business, New York City time, on the Record Date.

In addition, Sphere Entertainment retained 17,021,491 shares of MSG Entertainment Class A Common Stock following the Distribution, representing approximately 33% of the issued and outstanding shares of the common stock of MSG Entertainment and approximately 38% of the issued and outstanding shares of MSG Entertainment Class A Common Stock.

Subsequent to the Distribution, the Registrant will no longer include the financial results of the Spinco Business for the purpose of its own financial reporting. After the date of the Distribution, the historical financial results of the Spinco Business will be reflected in the consolidated financial statements of the Registrant as discontinued operations for all periods presented through the Distribution date, beginning with the financial statements to be filed for the fiscal year ended June 30, 2023.

Filed as Exhibit 99.1 to this Current Report on Form 8-K are the unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2022 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the six months ended December 31, 2022 and the fiscal years ended June 30, 2022, 2021 and 2020, in each case giving effect to the Distribution.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Delayed Draw Term Loan Facility

As an additional source of liquidity for the Registrant, on April 20, 2023, MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”) entered into a delayed draw term loan facility (the “DDTL Facility”) with the Registrant. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65 million in delayed draw term loans to the Registrant on an unsecured basis for a period of 18 months following the consummation of the Distribution. The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of the Registrant, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the Credit Agreement, dated as of June 30, 2022, among MSG National Properties, LLC, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, plus 1.00% per annum. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. The Registrant shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under that certain amended and restated credit agreement, dated as of October 11, 2019, among MSGN Holdings, L.P., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, restated or supplemented from time to time. The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

The DDTL is included as Exhibit 10.1 to this Current Report on Form 8-K, and this summary is qualified in its entirety by reference to the DDTL, which is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Employment Agreement with James L. Dolan

On April 20, 2023, the Registrant amended and restated the existing employment agreement with James L. Dolan, the Registrant’s Executive Chairman and Chief Executive Officer (the “Amended and Restated Dolan Employment Agreement”). The Amended and Restated Dolan Employment Agreement is substantially the same as the existing employment agreement between the Registrant and Mr. Dolan, except that (i) the annual base salary will be not less than $1,000,000, (ii) it is expected that Mr. Dolan will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $6,000,000 and (iii) the Amended and Restated Dolan Employment Agreement recognizes that Mr. Dolan will be employed by MSG Entertainment and will continue to be employed by Madison Square Garden Sports Corp. during his employment with the Registrant.

The description above is qualified in its entirety by reference to the Amended and Restated Dolan Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Employment Agreement with Gautam Ranji

On April 20, 2023, the Registrant entered into an employment agreement with Gautam Ranji, effective as of the Distribution, which provides for Mr. Ranji’s employment as the Executive Vice President, Chief Financial Officer and Treasurer of the Registrant following the Distribution (the “Ranji Employment Agreement”).

Mr. Ranji, 53, served as the Senior Vice President, Chief Financial Officer - Sphere Division of the Registrant from July 2022 until the Distribution. Prior to joining the Registrant, Mr. Ranji served as both Chief Strategy Officer of Argus Capital Corp., a special purpose acquisition company, and as Chief Operating Officer of Blavity Inc., a digital media company seeking to engage communities of color, from 2021 through 2022. Prior to that, Mr. Ranji served as Executive Vice President, Strategic Planning and Business Development of ViacomCBS (now known as Paramount Global), a media and entertainment company, from 2019 through 2020, and served as Executive Vice President, Strategic Planning and Business Development of CBS Corporation prior to the merger with Viacom from 2016 through 2019. Prior to that, Mr. Ranji held various roles with the Hearst Corporation, Dun & Bradstreet and Viacom. Mr. Ranji has served as a director of Blavity, Inc. since August 2022, as well as Vice Chair of Breakthrough New York, since July 2022, having previously served as Chair from June 2019 through June 2022.

The Ranji Employment Agreement provides for an annual base salary of not less than $625,000. Mr. Ranji is eligible to participate in the Registrant’s annual bonus program with an annual target bonus opportunity equal to not less than 100% of his base salary. He is also eligible, subject to his continued employment by the Registrant, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Registrant, with an aggregate annual target value of not less than $750,000. With respect to the fiscal year ending June 30, 2023, Mr. Ranji is entitled to receive a mid-year long-term incentive grant representing the increase in his annual target pro-rated for the final three months of the fiscal year. Mr. Ranji will be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to the third anniversary of the Distribution, Mr. Ranji’s employment is either terminated by the Registrant for any reason other than “cause” (as defined in the Ranji Employment Agreement), or is terminated by Mr. Ranji for “good reason” (as defined in the Ranji Employment Agreement) and cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Ranji’s execution of a separation agreement, the Registrant will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than two times the sum of Mr. Ranji’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Ranji’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Ranji to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Ranji’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Ranji subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Ranji’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Ranji’s employment is terminated due to his death or disability before the third anniversary of the Distribution, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria). The Ranji Employment Agreement contains certain covenants by Mr. Ranji, including a noncompetition agreement that restricts Mr. Ranji’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Registrant.

The description above is qualified in its entirety by reference to the Ranji Employment Agreement, which is attached as Exhibit 10.3 hereto and incorporated into this Item 5.02 by reference.

Employment Agreement with Gregory Brunner

On April 20, 2023, the Registrant entered into an employment agreement with Gregory Brunner, effective as of June 5, 2023, which provides for Mr. Brunner’s employment as the Senior Vice President, Controller and Principal Accounting Officer of the Registrant (the “Brunner Employment Agreement”).

Mr. Brunner, 40, will join the Registrant from KPMG LLP (“KPMG”), a U.S. professional services firm providing audit, tax and advisory services, where he served as Partner starting in October 2018. In that role, he was primarily responsible for the global coordination and execution of financial statement audits and audits of internal control over financial reporting under US Generally Accepted Accounting Principles. He coordinated and was responsible for the service delivery of multiple global teams within multiple disciplines, including audit, tax, transaction advisory and information technology practices, and also led the resolution of highly technical, complex accounting and financial reporting issues and provided strategic input to senior executives, audit committees and board members with respect to regulatory updates and risk oversight. Prior to his role as Partner, Mr. Brunner served in numerous roles at KPMG since 2005. During his time at KPMG, Mr. Brunner did not provide or supervise any services to the Registrant or its affiliates. Mr. Brunner also serves on the New York City Executive Leadership Team of the American Heart Association, and previously served as a student mentor for buildOn and the National Retail Federation.

The Brunner Employment Agreement provides for an annual base salary of not less than $450,000. Commencing with the Registrant’s fiscal year starting July 1, 2023, Mr. Brunner will be eligible to participate in the Registrant’s annual bonus program with an annual target bonus opportunity equal to not less than 40% of his base salary. Commencing with the Registrant’s fiscal year starting July 1, 2023, he will also be eligible, subject to his continued employment by the Registrant, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Registrant, with an aggregate annual target value of not less than $330,000.

In connection with the commencement of his employment with the Registrant, Mr. Brunner will receive a one-time special cash payment of $150,000, paid within 30 days after June 5, 2023. If Mr. Brunner’s employment with the Registrant terminates prior to the first anniversary of the commencement of his employment as a result of (a) his resignation (other than for “good reason” (as defined in the Brunner Employment Agreement)) or (b) an involuntary termination by the Registrant for “cause” (as defined in the Brunner Employment Agreement), then Mr. Brunner will be required to refund to the Registrant the full amount of the special cash award.

Mr. Brunner will be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to June 5, 2026, Mr. Brunner’s employment is either terminated by the Registrant for any reason other than “cause” (as defined in the Brunner Employment Agreement), or is terminated by Mr. Brunner for “good reason” (as defined in the Brunner Employment Agreement) and cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Brunner’s execution of a severance agreement, the Registrant will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than the sum of Mr. Brunner’s annual base salary and annual target bonus, and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The Brunner Employment Agreement contains certain covenants by Mr. Brunner, including a noncompetition agreement that restricts Mr. Brunner’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Registrant; provided that the non-competition covenant will not apply following a termination of Mr. Brunner’s employment either by the Registrant other than for “cause” or by Mr. Brunner for “good reason” (if “cause” does not then exist) if Mr. Brunner waives his entitlement to the severance benefits described above.

The description above is qualified in its entirety by reference to the Brunner Employment Agreement, which is attached as Exhibit 10.4 hereto and incorporated into this Item 5.02 by reference.

Amendment to Sphere Entertainment Co. Award Agreements

The Registrant approved, effective as of April 20, 2023, four forms of award agreements for the grants of restricted stock units, performance restricted stock units, options and performance options under the 2020 Employee Stock Plan and two forms of award agreements for the grants of restricted stock units and performance restricted stock units under the MSG Networks Inc. 2010 Employee Stock Plan, under which holders of such awards will continue to vest so long as they remain employed by the Registrant, MSG Entertainment, Madison Square Garden Sports Corp. or affiliates of such entities; provided that an employee who moves between the Registrant (or one of its subsidiaries), MSG Entertainment (or one of its subsidiaries) or Madison Square Garden Sports Corp. (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement. Where the vesting treatment set forth in in an award agreement differs from the treatment set forth in an employee’s employment agreement with the Registrant, the employment agreement will control.

The description above is qualified in its entirety by reference to the forms of award agreements, which are attached as Exhibits 10.5-10.10 hereto and incorporated into this Item 5.02 by reference.

Approval of Executive Deferred Compensation Plan

Effective as of April 20, 2023, the Board approved the Sphere Entertainment Co. Executive Deferred Compensation Plan (the “EDCP”), pursuant to which certain employees, including the Registrant’s named executive officers, may elect to participate.

Pursuant to the EDCP, participants may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Registrant contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of 5 years.

The description above is qualified in its entirety by reference to the EDCP, which is attached as Exhibit 10.11 hereto and incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Registrant filed with the Secretary of State of the State of Delaware an amendment (the “Amendment”) to its amended and restated certificate of incorporation to change its name from Madison Square Garden Entertainment Corp. to Sphere Entertainment Co. effective as of 11:59 p.m. on April 20, 2023. The Registrant amended its by-laws to change its name from Madison Square Garden Entertainment Corp. to Sphere Entertainment Co. effective as of 11:59 p.m. on April 20, 2023 (the “Amended By-Laws”).

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Amended By-Laws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2022 and the unaudited pro forma condensed consolidated statements of operations of the Registrant for the six months ended December 31, 2022 and the fiscal years ended June 30, 2022, 2021 and 2020 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.), dated April 20, 2023.

3.2	Amended By-Laws of Sphere Entertainment Co., dated April 20, 2023.

10.1	Delayed Draw Term Loan Credit Agreement, dated April 20, 2023, between Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.), as Borrower, and MSG Entertainment Holdings, LLC, as Lender.

10.2	Employment Agreement dated as of December 27, 2021 between Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.) and James L. Dolan, as amended and restated as of April 20, 2023.

10.3	Employment Agreement dated as of April 20, 2023 between Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.) and Gautam Ranji.

10.4	Employment Agreement dated as of April 20, 2023 between Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.) and Gregory Brunner.

10.5	Form of Restricted Stock Units Agreement Under the MSG Networks Inc. 2010 Employee Stock Plan.

10.6	Form of Restricted Stock Units Agreement Under the 2020 Employee Stock Plan.

10.7	Form of Option Agreement Under the 2020 Employee Stock Plan.

10.8	Form of Performance Restricted Stock Units Agreement Under the MSG Networks Inc. 2010 Employee Stock Plan.

10.9	Form of Performance Restricted Stock Units Agreement Under the 2020 Employee Stock Plan.

10.10	Form of Performance Option Agreement Under the 2020 Employee Stock Plan.

10.11	Sphere Entertainment Co. Executive Deferred Compensation Plan.

99.1	Unaudited pro forma consolidated balance sheet of Sphere Entertainment Co. as of December 31, 2022 and the unaudited pro forma condensed consolidated statements of operations of Sphere Entertainment Co. for the six months ended December 31, 2022 and the fiscal years ended June 30, 2022, 2021 and 2020.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.

Date: April 24, 2023

	By:	/s/ Gautam Ranji
	Name:	Gautam Ranji
	Title:	Executive Vice President, Chief Financial Officer and Treasurer